EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2008 relating to the financial statements of the Newfield Exploration Company 401(k) Plan (the “Plan”) appearing in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McConnell and Jones LLP Houston, Texas
August 18, 2008